Exhibit  10.2

AMENDMENT

TO

BLOUNT INTERNATIONAL, INC.

2006 EQUITY INCENTIVE PLAN

                THIS AMENDMENT made as of the 23rd  day of February, 2007, by BLOUNT INTERNATIONAL, INC., a Delaware Corporation (the “Corporation”);

W I T N E S S E T H:

                WHERAS, effective February 15, 2006, the Board of Directors adopted, and on  April 25, 2006 the Stockholders of the Corporation approved, the Blount International,  Inc. 2006 Equity Incentive Plan (the “Plan”) to provide grants of equity awards to  employees who are responsible for the future growth and continued success of the business; and

                WHEREAS, the Corporation now desires to clarify certain provisions of the Plan in the manner hereinafter provided;

                NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

                Article 2 of the Plan is hereby amended by deleting the present Section 2.33 in its entirety and substituting the following in lieu thereof:

                “2.33.  “Retirement” means “Retirement” as defined in the Participant’s Employment Agreement or if such agreement does not define such term or the Participant does not have an Employment Agreement, “Retirement” means termination of employment after qualifying for early retirement or normal retirement under the terms of any tax-qualified defined benefit retirement plan of the Corporation or if no such plan is in existence or does not define early retirement or normal retirement, “Retirement” means a Participant’s termination of employment (other than an involuntary termination for Cause) at any time (i) on or after attainment of age 55 and completion of 10 years of service, or (ii) on or after attainment of age 65.”

2.

                This Amendment shall be effective on February 23 , 2007.  Except as hereby modified, the Plan shall remain in full force and effect.

                IN WITNESS WHEREOF, the Corporation has executed this Amendment as of the day and year first written above.

BLOUNT INTERNATIONAL, INC.

By:	/s/ Richard H. Irving, III
Richard H. Irving, III
Sr. Vice President, General Counsel
And Secretary